UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)
Registrant’s telephone number, including area code: (201) 791-3200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Note Purchase Agreement
7% Senior Subordinated Secured Convertible Note Due 2008
Common Stock Purchase Warrant
Common Stock Purchase Warrant
Common Stock Purchase Warrant
Advisory Services Agreement
Security Agreement
Guarantee

Item 1.01. Entry into a Material Definitive Agreement
     On December 29, 2006, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Sigma Opportunity Fund, LLC (“Sigma”) for the issuance and sale of a 7% Senior Subordinated Secured Convertible Note due 2008 in the original principal amount of $3.0 million (the “Note”) and a warrant to purchase up to 1.5 million shares of our common stock (the “Warrant”), as more fully described in “Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”
     In connection with the Note Purchase Agreement, we also entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with Sigma Capital Advisors, LLC, the manager of Sigma (“Sigma Capital Advisors”), pursuant to which Sigma Capital Advisors will provide us with business, finance and organizational strategy, advisory, consulting and other services related to our business (the “Advisory Services”). As consideration for providing the Advisory Services, we agreed to pay Sigma Capital Advisors $100,000 and issue a warrant to purchase up to 150,000 shares of our common stock (the “Additional Warrant”). The Additional Warrant is attached as Exhibit 4.3. Additionally, we agreed to reimburse Sigma Capital Advisors for its out-of-pocket expenses incurred in connection with the performance of the Advisory Services. The Advisory Services Agreement will remain effective until Sigma no longer holds any of our securities.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Note Purchase Agreement
     We entered into the Note Purchase Agreement with Sigma on December 29, 2006 pursuant to which we agreed to issue and sell and Sigma agreed to purchase the Note and the Warrant. The Note and the Warrant are attached as Exhibit 4.1 and 4.2, respectively.
     Pursuant to the Note Purchase Agreement, we agreed to register the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant and the Additional Warrant (collectively, the “Registrable Shares”) for resale under the Securities Act of 1933, as amended (the “Securities Act”). We agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) with respect to the Registrable Shares no later than March 15, 2007 (the “SEC Filing Date”), and to use our best efforts to cause the Registration Statement to become effective on or before June 15, 2007 (the “Required Effective Date”).
     We will be liable for liquidated damages under the following circumstances (each, a “Registration Event”):
•	if the Registration Statement is not filed on or before March 15, 2007;

•	if the Registration Statement is not declared effective by the Commission on or prior to the Required Effective Date;

•	if after the effective date of the Registration Statement, sales cannot be made under the Registration Statement except in certain situations;

•	if after the date on which our securities are listed or included for quotation on any of the Over-the-Counter Bulletin Board, the American Stock Exchange, Nasdaq or New York Stock Exchange (each, a “Trading Market”), our common stock, or the Registrable Securities specifically, are not listed or included for quotation on a Trading Market, or the trading of our common stock is suspended or halted for five or more days on the Trading Market on which our common stock principally trades; or

•	if we fail, refuse or are otherwise unable to timely issue common stock to Sigma upon conversion of the Note or exercise of the Warrant or Additional Warrant, or if we fail, refuse or are otherwise unable to timely transfer any such shares as required under the Note Purchase Agreement or any related document executed therewith.
     In the event of a Registration Event, the Company shall pay as liquidated damages to Sigma, for each 30-day period of the Registration Event, an amount in cash equal to 2% of the aggregate purchase price paid by Sigma pursuant to the Note Purchase Agreement; provided that in no event will we be required to pay any such amount for periods after the date that is six (6) months after the Required Effective Date. We are required to pay the liquidated damages within five days of the end of each calendar month during any Registration Event. We have also agreed that Sigma may register the Registrable Securities if we file a registration statement to register securities for our own account or for the account of others, except for certain specified registration statements, subject to certain exclusions and restrictions.
     We also agreed under the Note Purchase Agreement to amend our certificate of incorporation to increase the number of shares of our authorized common stock from twenty million (20,000,000) shares to 100,000,000 shares (the “Charter Amendment”). On December 28, 2006, our Board of Directors adopted a resolution approving the Charter Amendment and the holders of approximately 79.5% of our common stock approved the Charter Amendment by written consent. The Charter Amendment will be effective upon filing the certificate of amendment with the Delaware Secretary of State, an action that we intend to carry out twenty (20) days from the date of the mailing of our definitive information statement on Schedule 14C. Under the terms of the Note Purchase Agreement, we are obligated to effect the Charter Amendment prior to the SEC Filing Date.
     The foregoing description of the Note Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Note Purchase Agreement and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 4.1 hereto.
Note
     In connection with the Note Purchase Agreement, we issued the Note to Sigma in the original principal amount of $3.0 million and the Warrant to purchase up to 1.5 million shares of our common stock, subject to adjustment. The following is a summary of the terms of the Note and Warrant:
     Maturity. The principal amount of the Note and any accrued and unpaid interest thereon, is due and payable in full on December 29, 2008.
     Interest. The outstanding principal amount of the Note initially bears interest at a rate of seven percent (7%) per annum (“Regular Interest”), payable in cash in arrears on the first day of each calendar quarter (an “Interest Payment Date”). Any amount that is not paid when due, including, without limitation, principal, interest or redemption price, bears interest at a rate of ten percent (10%) per annum (“Default Interest”) from the due date of such payment until it is paid. Regular Interest is computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. No Regular Interest is payable on any portion of the principal amount that has been redeemed by us or converted by Sigma prior to any Interest Payment Date, as long as we have complied with our obligations with respect to such redemption.
     Seniority. The Note is junior to (i) our existing line of credit with Presidential Financial Corporation of Delaware Valley (“Presidential”). The Note will also be junior to a working capital facility with a working capital lender or lenders approved by Sigma in a principal amount of $10.0 million or less (the “Senior Debt”) secured by a first priority security interest in all of our assets and the assets of our subsidiaries, and any proceeds therefrom. The total amounts of the Presidential line of credit and the Senior Debt cannot, in the aggregate, exceed $10.0 million. The Note is senior to all our other existing obligations for indebtedness, borrowed money or the purchase price of property other than the Senior Debt.
     Optional Redemption. At any time after December 29, 2007 and prior to December 29, 2008, we have the right to redeem, either at one time or periodically, part of the outstanding principal amount of the Note, so long as certain conditions are met. The minimum amount that we can redeem at any time is $500,000 or a lesser amount that is the aggregate outstanding balance of the Note. The price at which we may redeem principal under this provision (the “Optional Redemption Price”) is an amount in cash equal to the sum of:
•	100% of the outstanding principal amount of the Note specified in the Optional Redemption Notice (Exhibit A to the Note) that is being redeemed; plus

•	accrued and unpaid interest on such principal amount to the date on which the principal amount is being redeemed; plus

•	accrued and unpaid Default Interest, if any.
     We may redeem principal only if the following conditions are met:

•	during a period of thirty (30) consecutive days on which our common stock is open for trading on a Trading Market or other national securities exchange (a “Trading Day”), ending not more than three (3) Trading Days prior to the date we give a particular Optional Redemption Notice, (a) on each such Trading Day, the “Market Price” (as defined in the Note) of the common stock is at least 150% of the Conversion Price (see “Conversion” below) in effect on such Trading Day, and (b) the average daily trading volume (as specified in the Note) is at least 100,000 shares, subject to adjustment;

•	no Event of Default (see “Events of Default” below) exists or is continuing and no event, which, with notice or passage of time (or both), would become an Event of Default;

•	no Repurchase Event (see “Repurchase” below) has occurred with respect to which Sigma has the right to exercise repurchase rights pursuant to the terms of the Note and the Repurchase Price has not been paid to Sigma, and no event which, with notice or passage of time (or both), would become a Repurchase Event;

•	the Registration Statement must be effective and available for use by Sigma for the resale of the Registrable Shares and is reasonably expected to remain effective and available for such use for at least sixty (60) days following the applicable date on which the principal is redeemed; and

•	we must have funds available to pay the Optional Redemption Price.
     No Prepayment. Except for the Optional Redemption, the Note may not be prepaid, redeemed or repurchased by us prior to December 29, 2008.
     Events of Default. An “Event of Default” under the Note will entitle Sigma to certain rights. These Events of Default include, without limitation:
•	failure to (1) pay the principal, the Optional Redemption Price or the Repurchase Price when due, or (2) pay any installment of interest when due (a “Payment Default”);

•	failure to issue shares of common stock to Sigma upon exercise of the conversion or purchase rights of Sigma within three (3) Trading Days after the due date for such issuance (an “Issuance Default”);

•	failure to transfer any certificate for any common stock as required by the Note and the Note Purchase Agreement, or the Warrant or Additional Warrant (a “Transfer Default”);

•	breach of certain specified covenants contained in the Note (a “Note Covenants Default”);

•	breach of certain other covenants contained in the Note, covenants contained in the Note Purchase Agreement or related document and failure to remedy such breach within thirty (30) days (a “Transaction Documents Default”);

•	breach of the representations and warranties contained in the Note, the Note Purchase or related document (an “R&W Default”);

•	our insolvency and/or voluntary or involuntary bankruptcy (an “Insolvency Default”);

•	a final money judgment has been handed down against our assets in an amount in excess of $250,000 (a “Judgment Default”);

•	default in any payment with respect to any indebtedness that has an outstanding principal amount in excess of $100,000 individually or $250,000 in the aggregate, or breach of any representation, warranty or covenant contained in any instrument or document evidencing or related to such indebtedness if such breach causes such indebtedness to become due prior to its maturity (an “Indebtedness Default”); or

•	any indebtedness that has an outstanding principal amount in excess of $100,000 individually or $250,000 in the aggregate comes due prior to its stated maturity (an “Acceleration Default”).

     Remedies upon Events of Default.
     With respect to any Payment Default, Issuance Default, Transfer Default, Note Covenants Default, R&W Default or Insolvency Default, we are obligated to pay Sigma the following:
•	an amount equal to the outstanding principal amount of the Note, plus accrued and unpaid interest to date, plus accrued and unpaid Default Interest, if any; and

•	all other amounts payable under the Note, the Note Purchase Agreement or related documents;
     With respect to any Transaction Documents Default, Judgment Default, Indebtedness Default or Acceleration Default, if any such default continues for a period of thirty (30) consecutive days, we are obligated to pay Sigma the following:
•	an amount equal to the outstanding principal amount of the Note, plus accrued and unpaid interest to date, plus accrued and unpaid Default Interest, if any; and

•	all other amounts payable under the Note;
     In any Event of Default, Sigma is entitled to exercise all other rights and remedies available at law or equity.
     Repurchase. If a “Repurchase Event” occurs at any time while any portion of the principal amount of the Note is outstanding, Sigma will have the right to require us to repurchase all or any portion of the Note. A “Repurchase Event” is the occurrence of any of the following:
•	our common stock ceases to be traded or quoted on any Trading Market;

•	a “Fundamental Change” has occurred, as defined in the Note;

•	the adoption of an amendment to our Amended and Restated Certificate of Incorporation, as amended, that materially and adversely affects the rights of Sigma, or the taking of any action by us that materially and adversely affects the rights of Sigma with respect to its common stock in a different and more adverse manner than it affect the rights of our common stockholders generally;

•	the inability of Sigma for twenty (20) Trading Days during any 365 consecutive day period occurring after the Registration Statement is effective to sell shares of our common stock issued or issuable upon conversion of the Note or exercise of the Warrant or Additional Warrant pursuant to the Registration Statement (1) by reason of the requirements of federal securities law or (2) due to the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the Commission other than by reason of a review by the staff of the Commission of the Registration Statement or any post-effective amendment thereto; or

•	the occurrence of any Event of Default.
     Upon delivery of a notice of exercise of Sigma’s repurchase rights, we are obligated to pay Sigma a cash amount equal to (1) 100% of the outstanding principal amount of the Note, plus (2) accrued and unpaid interest on the principal of the Note to date, plus (3) accrued and unpaid Default Interest, if any.
     Conversion. Sigma has the right, at any time prior to December 29, 2008 (subject to adjustment in the case of any prior redemption or exercise of repurchase rights) and at its option, to convert the principal amount of the Note, plus any accrued and unpaid interest into a number of shares of the Company’s common stock determined by dividing the principal and interest (which may include Regular Interest and Default Interest) amount being converted by the then-applicable conversion price. Initially, the conversion price of the Note is $1.10 and would, at that conversion price, convert into 2,727,273 shares of common stock. The conversion price is subject to specified adjustments in the case of dividends, the issuance of certain warrants and other rights to purchase shares of our common stock, subdivisions, distributions, reclassifications, consolidations, or sales of our properties or assets to another corporation for receipt of that corporation’s stock. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock or common stock equivalents (as defined in the Note), or securities exercisable for or convertible into our common stock, at a per share price less than the current fair market value (as defined in the Note) of the common stock at the time such shares are issued. In the event that this occurs, the conversion price would be adjusted in accordance with a formula described in the Note. In addition to these adjustments, in the event that we do not attain certain revenue or EBITDA levels for the fiscal year ended June 30, 2007, the conversion price for all or a portion of the Note will be reduced to $.50.
     The foregoing description of the Note does not purport to be a complete statement of the parties’ rights under the Note and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 4.2 hereto.
Warrant and Additional Warrant
     In addition to the issuance of the Note, we issued a Warrant to purchase up to 1.5 million shares of our common stock at a per share exercise price of $0.01. The Warrant has a term of exercise expiring December 29, 2011. The number of shares issuable upon exercise and the per share exercise price of the Warrant is subject to adjustment in the case of, among other things, any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the number of shares of common stock for which the Warrant is exercisable is also subject to adjustment in the case of an issuance of shares of common stock or common stock equivalents, at a per share price less than the current fair market value (as defined in the Warrant) of the common stock at the time such shares are issued. In the event of such an issuance, the exercise price of the Warrant will be reduced in accordance with a formula described in the Warrant. The Warrant is exercisable at any time prior to its expiration date by delivering the warrant to the Company, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which we do not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by us in lieu of payment of the exercise price. This net exercise right is generally limited to times when the Company is not in compliance with its obligations relating to the registration of the shares of common stock underlying the Warrant for resale under the Company’s registration rights agreement with respect to those shares.
     The terms of the Additional Warrant are substantially similar to those contained in the Warrant. We issued the Additional Warrant to Sigma Capital Advisors in connection with the Advisory Services Agreement. The Additional Warrant is exercisable for up to 150,000 shares of our common stock with an exercise price equal to $0.55 per share.
     The foregoing description of the Warrant and Additional Warrant does not purport to be a complete statement of the parties’ rights under the Warrant and Additional Warrant and is qualified in its entirety by reference to the full text of the Warrant and Additional Warrant, which are filed as Exhibits 4.3 and 4.4, respectively, hereto.
Security Agreement and Guarantee
     In connection with the Note Purchase Agreement and the Note, we entered into a Security Agreement dated as of even date with the Note Purchase Agreement, by and among us, our wholly owned subsidiary BCI Communications, Inc. (“BCI”), and Sigma pursuant to which we and BCI granted a general security interest in substantially all of our accounts, inventory, furniture, fixtures, equipment, general intangibles, patents, licenses, investment property, promissory notes, instruments, documents and tangible and electronic chattel paper (collectively, the “Collateral”), and all proceeds, products, rents and profits from the Collateral in favor of Sigma. The lien and security interest granted pursuant to the Security Agreement is junior to Presidential and the Senior Debt.
     In connection with the Note Purchase Agreement and the Note, BCI agreed to guarantee our obligations under the Note. The Guarantee is an absolute and unconditional guaranty of payment and performance, and is irrevocable.
     The foregoing description of the Security Agreement and Guarantee does not purport to be a complete statement of the parties’ rights under the Security Agreement and Guarantee and is qualified in its entirety by reference to the full text of the Security Agreement and Guarantee, which are filed as Exhibits 10.2 and 10.3, respectively, hereto.
Item 3.02 Unregistered Sales of Equity Securities
     On December 29, 2006, pursuant to the terms of the Note Purchase Agreement described under the heading, “Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” above, the Company agreed to issue the Note, the Warrant and the Additional Warrant. The Note is currently convertible into an aggregate of 2,727,273 shares of our common stock. The Warrant is currently exercisable for up to 1.5 million shares of our common stock. The Additional Warrant is currently exercisable for up to 150,000 shares of our common stock. The gross proceeds from the issuance of the Note, Warrant and Additional Warrant are approximately $3.0 million, which will be used in part for working capital and general corporate purposes. Please see “Item 2.03. — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Note, the Warrant and the Additional Warrant.
     On June 1, 2006, we engaged Punk, Ziegel & Company, L.P. (“Punk Ziegel”) to serve as exclusive financial advisor to assist in the implementation of our capital raising strategies and to identify acquisition candidates, and agreed to pay Punk Ziegel a placement fee payable in cash and/or securities depending on whether any transaction they brought to us involved the placement of equity securities, placement of debt, or a merger, acquisition or other business combination. Therefore, in conjunction with the issuance of the Note, we issued to Punk Ziegel a warrant to purchase 214,286 shares of our common stock at an exercise price of $0.70 per share. The exercise price and the number of shares represented by this warrant are subject to adjustment if there occur certain corporate reorganizations, reclassifications, mergers, consolidations or dilutive events. The full text of this warrant is included as Exhibit 4.5 to this current report.
     The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.
Item 3.03 Material Modification to Rights of Security Holders.
     Under the terms of the Note, we are not permitted to pay any dividend or make any distribution on shares of our common stock held in treasury other than dividends or distributions payable only in shares of our common stock.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Pursuant to the provisions of the Note Purchase Agreement, so long as the Note remains outstanding or Sigma beneficially owns at least 5% of our common stock, Sigma will have the right to nominate a director to our Board of Directors, with Sigma’s initial director designee to be Thom Waye. We are obligated to use our best efforts to cause such nominee, as well as all reasonably suited future designees, to be elected to our Board of Directors.
     In accordance with these provisions, on December 29th, our board of directors expanded the size of its membership from five members to six members and appointed Sigma’s designee, Thom Waye, to serve as a Class III director to serve until the next annual meeting of stockholders at which Class III directors are elected, which will be at the annual meeting of stockholders held in 2008.
     Mr. Waye currently serves as the manager of Sigma Opportunity Fund, LLC, one of our principal stockholders. Prior to forming Sigma in August 2003, Mr. Waye was a partner and managing director at ComVest Venture Partners, L.P. from 2000 to 2003. Before joining ComVest, Mr. Waye was at AIG from 1996 to 2000, where he was a vice president in the private equity group, responsible for fund-raising and fund development. In addition, Mr. Waye previously led Motorola’s and Unisys’ New York-based non-banking, financial services sales and marketing efforts. Mr. Waye holds an MBA in Accounting and Finance from the University of Chicago Graduate School of Business and a B.Sc. in Management Information Systems and Marketing from Syracuse University.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
     Not applicable.
(b)	Pro Forma financial information
     Not applicable.
(c)	Exhibits

4.1	Note Purchase Agreement, dated as of December 29, 2006, by and between Berliner Communications, Inc. and Sigma Opportunity Fund, LLC.

4.2	7% Senior Subordinated Secured Convertible Note Due 2008 in the original principal amount of $3,000,000, dated December 29, 2006, issued by Berliner Communications, Inc. to Sigma Opportunity Fund, LLC.

4.3	Common Stock Purchase Warrant, dated as of December 29, 2006, issued by Berliner Communications, Inc. to Sigma Opportunity Fund, LLC.

4.4	Common Stock Purchase Warrant, dated as of December 29, 2006, issued by Berliner Communications, Inc. to Sigma Capital Advisors, LLC.

4.5	Common Stock Purchase Warrant, dated as of December 29, 2006, issued by Berliner Communications, Inc. to Punk Ziegel & Company, L.P.

10.1	Advisory Services Agreement, dated as of December 29, 2006, by and between Berliner Communications, Inc. and Sigma Capital Advisors, LLC.

10.2	Security Agreement dated as of December 29, 2006, by and among Berliner Communications, Inc., BCI Communications, Inc. and Sigma Opportunity Fund, LLC.

10.3	Guarantee dated as of December 29, 2006, by and among BCI Communications, Inc. and Sigma Opportunity Fund, LLC

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.
Date: January 5, 2006	By:	/s/ Richard Berliner
	Name:	Richard Berliner
	Title:	Chief Executive Officer